Exhibit 10.2

RESTRICTED STOCK UNIT AWARD AGREEMENT

pursuant to

LEXMARK INTERNATIONAL, INC.
STOCK INCENTIVE PLAN

This RESTRICTED STOCK UNIT AWARD AGREEMENT (the "Agreement") between Lexmark International, Inc., a Delaware corporation (the "Company"), and the person specified on the signature page hereof (the "Grantee") is entered into as of [Date] (the "Grant Date") pursuant to the Lexmark International, Inc. Stock Incentive Plan, as the same may be amended from time to time (the "Plan"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Plan.

WHEREAS, the Committee has determined that it would be to the advantage and in the interest of the Company to grant the restricted stock unit award provided for herein to the Grantee as an inducement to the Grantee to remain in the service of the Company and the Subsidiaries and as an incentive to the Grantee to devote his or her best efforts and dedication to the performance of such services and to maximize shareholder value; and

WHEREAS, the Grantee desires to accept from the Company the grant of the restricted stock units evidenced hereby on the terms and subject to the conditions herein.

NOW, THEREFORE, in consideration of the premises and subject to the terms and conditions set forth herein and in the Plan, the parties hereto hereby covenant and agree as follows:

1.	Restricted Stock Unit Award.

(a)   Restricted Stock Unit Award. The Company hereby grants to the Grantee, effective as of the date hereof and on the terms and conditions herein, the number of restricted stock units set forth on the signature page hereof, each representing the Grantee's right to receive one share of Common Stock at the time or times provided for in Section 3 hereof, subject to the terms and conditions described herein (the "Restricted Stock Units" or "Units").

(b)   Stock Incentive Plan. This Agreement is subject in all respects to the terms of the Plan, all of which terms are made a part of and incorporated in this Agreement by reference. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control. The Grantee hereby acknowledges that copies of the Plan may be obtained from the Vice President of Human Resources and agrees to comply with and be bound by all of the terms and conditions thereof.

(c)   Establishment of Account. No shares of Common Stock will be issued on the date of grant of the Restricted Stock Units and the Company shall not be required to set aside a fund for the payment of any such Units. The Company will establish a separate account for the Grantee and will record in such account the number of Restricted Stock Units awarded to the Grantee and, to the extent applicable, the Dividend Equivalents provided for in Section 3(b) hereof.

(d)
Forfeiture. In accepting this grant of Restricted Stock Units, the Grantee acknowledges that the Restricted Stock Units have been granted as an incentive to the Grantee to remain employed by the Company or any Subsidiary and to exert his or her best efforts to enhance the value of the Company or any Subsidiary over the long-term. Accordingly, the Grantee agrees that if he or she (i) within 12 months following termination of employment with the Company or any Subsidiary, accepts employment with a competitor of the Company or any Subsidiary or otherwise engages in competition with the Company or any Subsidiary, (ii) within 36 months following termination of employment with the Company or any Subsidiary, directly or indirectly, disrupts, damages, interferes or otherwise acts against the interests of the Company or any Subsidiary, including, but not limited to, recruiting, soliciting or employing, or encouraging or assisting his or her new employer or any other person or entity to recruit, solicit or employ, any employee of the Company or any Subsidiary without the Company’s prior written consent, which may be withheld in its sole discretion, (iii) within 36 months following termination of employment with the Company, or any Subsidiary, disparages, criticizes, or otherwise makes any derogatory statements regarding the Company or any Subsidiary or their directors, officers or employees, or (iv) discloses or otherwise misuses confidential information or material of the Company or any Subsidiary, each of these constituting a harmful action, then any unvested portion of this grant of Restricted Stock Units shall be canceled immediately (unless canceled earlier by operation of another term of this Agreement) and the Grantee shall immediately repay to the Company an amount equal to the value of the Restricted Stock Units (represented by the closing market price on the applicable Vesting Dates (as defined below) multiplied by the number of Restricted Stock Units vested on such Vesting Dates, without regard to any subsequent market price decrease or increase) realized by Grantee from the vesting of any Restricted Stock Units within 18 months preceding the earlier of (w) the commitment of any such harmful action and (x) the Grantee's termination of employment with the Company and its Subsidiaries; and through the later of (y) 18 months following the commitment of any such harmful action and (z) such period as it takes the Company to discover such harmful action. The Grantee agrees that the Company or any of its Subsidiaries has the right to deduct from any amounts the Company or any of its Subsidiaries may owe the Grantee from time to time (including amounts owed to the Grantee as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to the Grantee by the Company or any of its Subsidiaries), the amounts the Grantee owes the Company or any of its Subsidiaries. The Committee shall have the right, in its sole discretion, not to enforce the provisions of this paragraph with respect to the Grantee.

Grantee agrees to be fully liable for any breach of this above described covenant, promise and agreement. Grantee agrees to reimburse the Company for all costs and expenses, including attorneys’ fees, incurred by the Company in enforcing the obligations of Grantee. This entire provision shall survive the termination of the Agreement and, in no manner, shall the remedies described herein be considered as the Company’s exclusive or entire remedy for Grantee’s breach, non-compliance or violation of any other agreement that Grantee may have entered into with the Company.

2.     Vesting of Restricted Stock Units.

(a)	Vesting. The Restricted Stock Units will become vested in [number of installments] installments (each a "Vesting Date"), as follows:

        [Vesting Schedule]

    subject in the case of each such installment to the Grantee's continuous employment with the Company or a Subsidiary from the date hereof to the applicable Vesting
    Date.

(b)   Acceleration. The Committee may, in its discretion, accelerate the vesting of all or any portion of the Restricted Stock Units or waive any conditions to the vesting of  such Restricted Stock Units.

(c)    Termination of Employment. In the event of the Grantee's termination of employment with the Company and its Subsidiaries for any reason, the Grantee shall immediately forfeit all rights with respect to any Restricted Stock Units (and Dividend Equivalents) which have not yet vested in accordance with the provisions of
         Section 2(a) of this Agreement.

3.	Payment of Restricted Stock Unit Award.

(a)   Payment. On, or as soon as reasonably practicable after, a Vesting Date, subject to Section 4 hereof, the Company shall direct its stock transfer agent to make (or to cause to be made) an appropriate book entry in the Company's stock transfer books and records reflecting the transfer to the Grantee, and the Grantee's ownership, of one share of Common Stock for each Restricted Stock Unit that shall have become vested on such Vesting Date. Upon the Grantee's request, subject to Section 4 hereof, the Company shall deliver to the Grantee a stock certificate registered in the Grantee's name and representing such number of shares of Common Stock free and clear of all restrictions except any that may be imposed by law. No payment will be required to be made by the Grantee upon the delivery of such shares of Common Stock, except as otherwise provided in Section 4 of the Agreement.

(b)   Dividend Equivalents. Unless otherwise determined by the Committee, during the period prior to a Vesting Date, the Company will credit to the account of the Grantee an amount equal to any dividends paid by the Company with respect to the number of shares of Common Stock corresponding to the number of Restricted Stock Units ("Dividend Equivalents"). Dividend Equivalents in respect of Restricted Stock Units that shall have become vested on the applicable Vesting Date shall be payable to the Grantee on such Vesting Date.

    (c)    Restrictions on Sale upon Public Offering. The Grantee hereby agrees that, notwithstanding the vesting of the Restricted Stock Units pursuant to Section 2(a) of this  Agreement or the transfer of the shares of Common Stock covered thereby to the Grantee pursuant to Section 3(a) hereof, the Grantee will not effect any public sale or distribution of any of such shares of Common Stock during the 20 day period prior to and the 180 days following the effective date of any registration statement hereinafter filed by the Company under the Securities Act of 1933, as amended, with respect to any underwritten public offering of any shares of the
 Company's capital stock (other than as part of such underwritten public offering).

4.
Tax Withholding. The delivery of any directions to the Company's stock transfer agent or any certificates for shares of Common Stock pursuant to Section 3 shall not be made unless and until the Grantee, or, if applicable, the Grantee's beneficiary or estate, has made appropriate arrangements for the payment to the Company of an amount sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding or other tax requirements, as determined by the Company. To satisfy the Grantee's applicable withholding and other tax requirements, the Company may, in its sole discretion, (i) withhold a number of shares of Common Stock having an aggregate Fair Market Value on the Vesting Date equal to the applicable amount of such withholding and other tax requirements or (ii) require the Grantee to sell a number of shares of Common Stock having at least a value sufficient to meet the applicable amount of such withholding and other tax requirements to account for rounding and market fluctuations, subject to any rules adopted by the Committee or required to ensure compliance with applicable law, including, but not limited to, Section 16 of the Securities Exchange Act of 1934, as amended. Shares required to be sold to satisfy the Grantee’s applicable withholding and other tax requirements may be sold as part of a block trade with the Grantee receiving an average price. Any cash payment made pursuant to Section 3 shall be made net of any amounts required to be withheld or paid with respect thereto (and with respect to any shares of Common Stock delivered contemporaneously therewith) under any applicable U.S. federal, state and local and non-U.S. tax withholding and other tax requirements.

5.
Transferability. Unless otherwise provided in accordance with the provisions of the Plan, the Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee, other than by will or the laws of descent and distribution. The term "Grantee" as used in this Agreement shall include any permitted transferee of the restricted stock units.

6.	Adjustment in Capitalization.

(a)    The aggregate number of shares of Common Stock covered by the Restricted Stock Units granted hereunder shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, an Adjustment Event.

(b)   Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received or credited to the account of the Grantee with respect to the Restricted Stock Units as a result of any Adjustment Event, any distribution of property or any merger, consolidation, reorganization, liquidation, dissolution or other similar transaction shall, except as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to the Restricted Stock Units with respect to which such shares, cash or other property is received or so credited and stock certificate(s), if any, representing or evidencing any shares of stock or other property so received shall be legended as appropriate.

7.
Preemption by Applicable Laws and Regulations. Notwithstanding anything in the Plan or this Agreement to the contrary, the issuance of shares of Common Stock hereunder shall be subject to compliance with all applicable U.S. federal, state and non-U.S. securities laws. Without limiting the foregoing, if any law, regulation or requirement of any governmental authority having jurisdiction shall require either the Company or the Grantee (or the Grantee's beneficiary or estate) to take any action in connection with the issuance of any shares of Common Stock hereunder, the issuance of such shares shall be deferred until such action shall have been taken to the satisfaction of the Company.

8.
Interpretation; Construction. All of the powers and authority conferred upon the Committee pursuant to any term of the Plan or the Agreement shall be exercised by the Committee, in its sole discretion. All determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan or the Agreement shall be final, binding and conclusive for all purposes and upon all persons and, in the event of any judicial review thereof, shall be overturned only if arbitrary and capricious. The Committee may consult with legal counsel, who may be counsel to the Company or any Subsidiary, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

9.
Amendment. The Committee shall have the right, in its sole discretion, to alter or amend this Agreement, from time to time, as provided in the Plan in any manner for the purpose of promoting the objectives of the Plan, provided that no such amendment shall impair the Grantee's rights under this Agreement without the Grantee's consent. Subject to the preceding sentence, any alteration or amendment of this Agreement by the Committee shall, upon adoption thereof by the Committee, become and be binding and conclusive on all persons affected thereby without requirement for consent or other action with respect thereto by any such person. The Company shall give written notice to the Grantee of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Grantee.

10.
No Rights as a Stockholder. The Grantee shall have no rights as a stockholder with respect to the Restricted Stock Units prior to the date as of which the shares of Common Stock covered thereby are transferred to the Grantee in accordance with Section 3(a) hereof.

11.   No Guarantee of Employment or Future Incentive Awards. Nothing in the Plan or this Agreement shall be deemed to:

(a)    interfere with or limit in any way the right of the Company or any Subsidiary to terminate Grantee’s employment at any time and for any reason, with or without cause;

(b)    confer upon Grantee any right to continue in the employ of the Company or any Subsidiary; and

(c)    provide Grantee the right to receive any Incentive Awards under the Plan in the future or any other benefits the Company may provide to some or all of its employees.

12.	Miscellaneous.

(a)    Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Grantee, as the case may be, at the following addresses or to such other address as the Company or the Grantee, as the case may be, shall specify by notice to the others delivered in accordance with this Section 12(a):

(i)	if to the Company, to it at:

One Lexmark Centre Drive
740 West New Circle Road
Lexington, KY 40550
Attention: Secretary

(ii)	if to the Grantee, to the Grantee at the address set forth on the signature page hereof.

All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

(b)   Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(c)    Waiver. Any party hereto may by written notice to the other party (i) extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement and (iii) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

(d)   Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Grantee without the prior written consent of the other party.

(e)   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws and excluding any conflict or choice of law rule or principle that may otherwise refer construction or interpretation of the Plan or this Agreement to the substantive law of another jurisdiction.

(f)    Jurisdiction. The Grantee hereby irrevocably and unconditionally submits to the jurisdiction and venue of the state courts of the Commonwealth of Kentucky and of the United States District Court of the Eastern District of Kentucky located in Fayette County, Kentucky, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Kentucky state, or to the extent required by law, United States federal courts located in such jurisdiction. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Grantee further agrees that any action related to, or arising out of, this Agreement shall only be brought by Grantee exclusively in the federal and state courts located in Fayette County, Kentucky. Nothing in this Agreement shall affect any right that the
         Company may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(g)    Severability. If any provision of this Agreement or the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of this Agreement or the Plan, and the Agreement and the Plan shall be construed and enforced as if such provision had not been included.

(h)    Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement shall  survive any termination or expiration of this Agreement and continue in full force and effect.

(i)     Internal Revenue Code Section 409A. The Company intends for this Agreement to comply with the provisions of Section 409A of the Code and the guidance issued thereunder. Notwithstanding Section 9 hereof, the Company intends to amend this Agreement, and hereby reserves the right to do so without the Grantee’s consent, in the future as required to conform to the provisions of Section 409A of the Code with respect to amounts subject to Section 409A of the Code.

  (j)      Section and Other Headings, Etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In this Agreement all references to "dollars" or "$" are to United States dollars.

 (k)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the date first above written.

LEXMARK INTERNATIONAL, INC.

Name: Jeri I. Stromquist
Title: Vice President of Human Resources

GRANTEE:

By: ______________________________
(Sign Here)

Name:
ID#:

Address of the Grantee:

______________________________
Beneficiary Name

Number of Restricted Stock Units: Granted on